Exhibit 3.1

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NEW MEDIA INVESTMENT GROUP INC.

Pursuant to the

Delaware General Corporation Law

New Media Investment Group Inc. (the “Corporation”), a corporation organized and existing under the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify as follows:

(1) The original certificate of incorporation of the Corporation (the “Original Certificate”) was filed with the office of the Secretary of State of the State of Delaware on June 18, 2013.

(2) This amended and restated certificate of incorporation (this “Amended and Restated Certificate of Incorporation”) was duly adopted by the board of directors of the Corporation (the “Board of Directors”) and by the stockholders of the Corporation in accordance with Sections 228, 242 and 245 of the DGCL.

(3) This Amended and Restated Certificate of Incorporation restates and integrates and amends the Original Certificate.

(4) Effective as of November 26, 2013, the text of the Original Certificate is amended and restated in its entirety as follows:

FIRST: The name of the Corporation is New Media Investment Group Inc.

SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of its registered agent at that address is The Corporation Trust Company.

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

FOURTH: (a) Authorized Capital Stock. The total number of shares of stock that the Corporation shall have authority to issue is two billion, three hundred thousand (2,000,300,000) shares of capital stock, consisting of (i) two billion (2,000,000,000) shares of common stock, par value $0.01 per share (the “Common Stock”) and (ii) three hundred thousand (300,000) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”).

(b) Common Stock. The powers, preferences and rights, and the qualifications, limitations and restrictions, of the Common Stock are as follows:

(1) Voting. Except as otherwise expressly provided herein or required by law or the relevant Preferred Stock Designation (as defined in Part (c) of this Article FOURTH) of any class or series of Preferred Stock, each holder of record of shares of Common Stock shall be entitled to vote at all meetings of the stockholders and shall have one vote for each share held by such holder of record.

(2) Dividends. Subject to applicable law and the preferential rights as to dividends of the holders of all classes or series of stock at the time outstanding, the holders of shares of Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of funds of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(3) Liquidation. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary (a “Liquidation Event”), the holders of shares of Common Stock shall be entitled to receive, subject to the preferential rights as to distributions upon such Liquidation Event of each of the creditors of the Corporation and the holders of all classes or series of stock at the time outstanding, their ratable and proportionate share of the remaining assets of the Corporation. The term “Liquidation Event” shall not be deemed to be occasioned by or to include any voluntary consolidation or merger of the Corporation with or into any other corporation or entity or other corporations or entities or a sale, lease, or conveyance of all or a part of the Corporation’s assets.

(4) No Cumulative Voting Rights. No holder of shares of Common Stock shall have cumulative voting rights.

(5) No Preemptive Rights. No holder of shares of Common Stock shall be entitled to preemptive, subscription, redemption, or conversion rights.

(c) Preferred Stock.

(1) The Board of Directors is hereby expressly authorized to provide for the issuance of all or any shares of the Preferred Stock in one or more classes or series, by filing a certificate pursuant to §151(g) of the DGCL (hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such series, and to fix for each such class or series such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be authorized by the Board of Directors and stated in the applicable Preferred Stock Designation, providing for the issuance of such class or series, including, without limitation, the authority to provide that any such class or series may be (i) subject to redemption at such time or times and at such price or prices; (ii) entitled to receive dividends (which may be cumulative or non-cumulative) at such rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series; (iii) entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the Corporation; or (iv) convertible into, or exchangeable for, shares of any other class or classes of stock, or of any other series of the same or any other class or classes of stock, of the Corporation at such price or prices or at such rates of exchange and with such adjustments; all as may be stated in such resolution or resolutions.

(2) The Common Stock shall be subject to the express terms of any series of Preferred Stock. Except as required by a Preferred Stock Designation or applicable law, holders of Preferred Stock shall not be entitled to vote at or receive notice of any meeting of stockholders.

(d) Power to Sell and Purchase Shares. Subject to the requirements of applicable law, the Corporation shall have the power to issue and sell all or any part of any shares of any class of stock herein or hereafter authorized to such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not greater consideration could be received upon the issue or sale of the same number of shares of another class, and as otherwise permitted by law. Subject to the requirements of applicable law, the Corporation shall have the power to purchase any shares of any class of stock herein or hereafter authorized from such persons, and for such consideration, as the Board of Directors shall from time to time, in its discretion, determine, whether or not less consideration could be paid upon the purchase of the same number of shares of another class, and as otherwise permitted by law.

(e) Non-Voting Stock. Notwithstanding anything herein to the contrary, the Corporation shall not be authorized to issue non-voting capital stock of any class, series or other designation to the extent prohibited by Section 1123(a)(6) of chapter 11 of title 11 of the United States Code, as amended (the “Bankruptcy Code”); provided, however, that the foregoing restriction shall (i) have no further force and effect beyond that required under Section 1123(a)(6) of the Bankruptcy Code, (ii) only have such force and effect for so long as such Section 1123(a)(6) is in effect and applies to the Corporation and (iii) be deemed void or eliminated if required under applicable law.

FIFTH: The following provisions are inserted for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders.

(a) Number. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not fewer than three nor more than eleven members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors.

(b) Classes. From and after the date of the first meeting of the Board of Directors following the Listing, the directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the Entire Board of Directors. The initial division of the Board of Directors into classes shall be made by the decision of the affirmative vote of a majority of the Entire Board of Directors. The term of the initial Class I directors assigned at the time of the Listing shall terminate on the date of the first annual meeting of stockholders held after the Listing; the term of the initial Class II directors assigned at the time of the Listing shall terminate on the date of the second annual meeting of stockholders held after the Listing; and the term of the initial Class III directors assigned at the time of the Listing shall terminate on the date of the third annual meeting of stockholders held after the Listing. At each succeeding annual meeting of stockholders beginning with the annual meeting of stockholders held in 2014, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term and until their successors are duly elected and qualified. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class or from the removal from office, death, disability, resignation or disqualification of a director or other cause shall hold office for a term that shall coincide with the remaining term of that class, but in no case will a decrease in the number of directors shorten the term of any incumbent director.

(c) Removal. Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the Entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors (the “Voting Shares”), provided, however, that for so long as the Fortress Stockholders (as defined in Part (a) of Article ELEVENTH), collectively, beneficially own (as defined in Part (a) of Article ELEVENTH) at least 20% of the then issued and outstanding Voting Shares, any director or the Entire Board of Directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of at least a majority of the voting power of the then issued and outstanding Voting Shares. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Part (e) of this Article FIFTH.

(d) Term of Office. A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.

(e) Vacancies and Newly Created Directorships. Unless otherwise required by law, and subject to the terms of any one or more classes or series of Preferred Stock, any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, by a sole remaining director, or, solely in the event of the removal of the Entire Board of Directors, by the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

(f) Powers. In addition to the powers and authority hereinbefore or by statute expressly conferred upon the directors, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Amended and Restated Certificate of Incorporation, and any bylaws adopted by the stockholders; provided, however, that no bylaws hereafter adopted by the stockholders shall invalidate any prior act of the directors which would have been valid if such bylaws had not been adopted.

(g) Special Meetings of Stockholders. Unless otherwise required by law, special meetings of stockholders, for any purpose or purposes (a) may be called at any time by either (i) the Chairman of the Board of Directors, if there be one or (ii) the Chief Executive Officer, if there be one, and (b) shall be called by any such officer at the request in writing of (i) the Board of Directors, (ii) a committee of the Board of Directors that has been duly designated by the Board of Directors and whose powers include the authority to call such meetings or (iii) the Fortress Stockholders provided that the Fortress Stockholders, collectively, beneficially own at least 20% of the then issued and outstanding Voting Shares. Such request shall state the purpose or purposes of the proposed meeting. If at any time the Fortress Stockholders do not, collectively, beneficially own at least 20% of the then issued and outstanding Voting Shares, the ability of the stockholders to call or cause a special meeting of stockholders to be called is hereby specifically denied.

(h) Management Agreements. The Board of Directors may authorize the execution and performance by the Corporation of one or more agreements with any person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any one or more of an affiliate of the Corporation and the Corporation’s directors) whereby, subject to the supervision and control of the Board of Directors, any such other person, corporation, association, company, trust, partnership (limited or general) or other organization (including, without limitation, any one or more of an affiliate of the Corporation and/the Corporation’s directors) shall render or make available to the Corporation managerial, operational, investment, either or both advisory and related services, office space and other services and facilities (including, if deemed advisable by the Board of Directors, the management or supervision of the operations of the Corporation and its subsidiaries) upon such terms and conditions as may be provided in such agreement or agreements (including, if deemed fair and equitable by the Board of Directors, the compensation payable thereunder by the Corporation).

SIXTH: No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SIXTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH: The Corporation shall indemnify its directors and officers, to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of such director’s or officer’s heirs, executors, and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or such director’s or officer’s heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article SEVENTH shall include the right to be paid by the Corporation the expenses (including attorneys’ fees) incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article SEVENTH.

The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article SEVENTH to directors and officers of the Corporation.

The rights to indemnification and to the advance of expenses conferred in this Article SEVENTH shall not be exclusive of any other right which any person may have or hereafter acquire under this Amended and Restated Certificate of Incorporation (as either or both amended and restated from time to time), the bylaws of the Corporation, as either or both amended and restated from time to time (the “Bylaws”), any statute, agreement, vote of stockholders or disinterested directors or otherwise.

The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director, officer, employee or agent of the Corporation against any liability asserted against him or her and incurred by him or her or on his or her behalf in such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability.

Any repeal or modification of this Article SEVENTH shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

EIGHTH: Any action required or permitted to be taken by the stockholders of the Corporation at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by all the stockholders entitled to vote with respect to the subject matter thereof, provided, however, that at any time the Fortress Stockholders, collectively, beneficially own at least 20% of the then issued and outstanding Voting Shares, any action required or permitted to be taken by the stockholders of the Corporation at any meeting of stockholders may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by stockholders, including the Fortress Stockholders, holding at least a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote with respect to the subject matter thereof.

NINTH: Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the DGCL) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the Bylaws.

TENTH:

(a) In furtherance and not in limitation of the powers conferred upon it by the laws of the State of Delaware, the Board of Directors shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of at least a majority of the Entire Board of Directors shall be required to adopt, amend, alter or repeal the Bylaws. The Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least 66 2/3% of the voting power of then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon, provided, however, that at any time the Fortress Stockholders, collectively, beneficially own at least 20% of the then issued and outstanding Voting Shares, the Bylaws also may be adopted, amended, altered or repealed by the affirmative vote of the holders of at least a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon or by the affirmative vote of a majority of the Entire Board of Directors.

(b) Notwithstanding Part (a) of this Article TENTH, or any other provision of the Bylaws (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of the Bylaws inconsistent with the purpose and intent of Section 2.3 (Special Meetings), Section 2.11 (Consent of Stockholders in Lieu of Meeting), Section 3.1 (Duties and Powers), Section 3.2 (Number and Election of Directors), Section 3.3 (Vacancies), Section 3.6 (Resignations and Removals of Directors), Article IX and Article XI (Definitions) (collectively, the “Specified Bylaws”), provided, however, that at any time that the Fortress Stockholders, collectively, beneficially own at least 20% of the then issued and outstanding shares of capital stock entitled to vote thereon, the Specified Bylaws also may be amended, altered, changed, or repealed, in whole or in part, by the affirmative vote of a majority of the Entire Board of Directors (and, for the avoidance of doubt, without approval of the stockholders).

ELEVENTH: (a) Definitions. For purposes of this Article ELEVENTH, the following definitions shall apply:

“Affiliate” means, with respect to a given person, any other person that, directly or indirectly, controls, is controlled by or is under common control with, such person; provided, however, that for purposes of this definition and this Article ELEVENTH, none of (i) the New Media Entities and any entities (including corporations, partnerships, limited liability companies, or other persons) in which such New Media Entities hold, directly or indirectly, an ownership interest, on the one hand, or (ii) the Fortress Stockholders and their Affiliates (excluding any New Media Entities or other entities described in clause (i)), on the other hand, shall be deemed to be “Affiliates” of one another. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) as applied to any person, means the possession, directly or indirectly, of beneficial ownership of, or the power to vote, 10% or more of the securities having voting power for the election of directors (or other persons acting in similar capacities) of such person or the power otherwise to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“beneficially own” and “beneficial ownership” and similar terms used herein shall be determined in accordance with Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934.

“Corporate Opportunity” shall include, but not be limited to, business opportunities that the Corporation is financially able to undertake, which are, from their nature, in the line of the Corporation’s business, are of practical advantage to it and are ones in which the Corporation has an interest or a reasonable expectancy, and in which, by embracing the opportunities, the self-interest of the Fortress Stockholders or any of their Affiliates or their officers or directors will be brought into conflict with that of any of the New Media Entities or their Affiliates.

“Entire Board of Directors” means the total number of directors which the Corporation would have if there were no vacancies.

“Fortress Affiliate Stockholders” shall mean (A) any director of the Corporation who may be deemed an Affiliate of Fortress Investment Group LLC (“FIG”), (B) any director or officer of FIG or its Affiliates and (C) any investment funds (including any managed accounts) managed directly or indirectly by FIG or its Affiliates.

“Fortress Stockholders” shall mean (i) the Initial Stockholder and (ii) each Fortress Affiliate Stockholder and (iii) each Permitted Transferee.

“Governmental Entity” shall mean any national, state, provincial, municipal, local or foreign government, any court, arbitral tribunal, administrative agency or commission, or other governmental or regulatory authority, commission, or agency, or any non-governmental, self-regulatory authority, commission, or agency.

“Initial Stockholder” shall mean Newcastle Investment Corp. and its Subsidiaries (other than Subsidiaries that constitute New Media Entities).

“Judgment” shall mean any order, writ, injunction, award, judgment, ruling, or decree of any Governmental Entity.

“Law” shall mean any statute, law, code, ordinance, rule, or regulation of any Governmental Entity.

“Lien” shall mean any pledge, claim, equity, option, lien, charge, mortgage, easement, right-of-way, call right, right of first refusal, “tag”- or “drag”- along right, encumbrance, security interest, or other similar restriction of any kind or nature whatsoever.

“Listing” shall mean the listing of the Common Stock on the NYSE or other national securities exchange.

“New Media Entities” means the Corporation and its Subsidiaries, and “New Media Entity” shall mean any of the New Media Entities.

“Permitted Transferee” shall mean, with respect to each Fortress Stockholder, (i) any other Fortress Stockholder, (ii) such Fortress Stockholder’s Affiliates and (iii) in the case of any Fortress Stockholder, (A) any member or general or limited partner of such Fortress Stockholder (including, without limitation, any member of the Initial Stockholder), (B) any corporation, partnership, limited liability company, or other entity that is an Affiliate of such Fortress Stockholder or any member, general or limited partner of such Fortress Stockholder (collectively, “Fortress Stockholder Affiliates”), (C) any investment funds managed directly or indirectly by such Fortress Stockholder or any Fortress Stockholder Affiliate (a “Fortress Stockholder Fund”), (D) any general or limited partner of any Fortress Stockholder Fund, (E) any managing director, general partner, director, limited partner, officer, or employee of any Fortress Stockholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee, or beneficiary of any of the foregoing persons described in this clause (E) (collectively, “Fortress Stockholder Associates”), or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the stockholders, members or general or limited partners of which, consist solely of any one or more of such Fortress Stockholders, any general or limited partner of such Fortress Stockholders, any Fortress Stockholder Affiliates, any Fortress Stockholder Funds, any Fortress Stockholder Associates, their spouses or their lineal descendants.

“Restriction” with respect to any capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security, shall mean any voting or other trust or agreement, option, warrant, preemptive right, right of first offer, right of first refusal, escrow arrangement, proxy, buy-sell agreement, power of attorney or other contract, any Law, license, permit, or Judgment that, conditionally or unconditionally, (i) grants to any person the right to purchase or otherwise acquire, or obligates any person to sell or otherwise dispose of or issue, or otherwise results or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, may result in any person acquiring, (A) any of such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security, (B) any of the proceeds of, or any distributions paid or that are or may become payable with respect to, any of such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security, or (C) any interest in such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions, (ii) restricts or, whether upon the occurrence of any event or with notice or lapse of time or both or otherwise, is reasonably likely to restrict the transfer or voting of, or the exercise of any rights or the enjoyment of any benefits arising by reason of ownership of, any such capital stock, partnership interest, membership interest in a limited liability company, or other equity interest or security or any such proceeds or distributions or (iii) creates or, whether upon the occurrence of any event or with notice or lapse of time, or both, or otherwise, is reasonably likely to create a Lien or purported Lien affecting such capital stock, partnership interest, membership interest in a limited liability company or other equity interest or security, proceeds or distributions.

“Subsidiary” with respect to any person means: (i) a corporation, a majority of whose capital stock with voting power, under ordinary circumstances, to elect directors is at the time,

directly or indirectly owned by such person, by a Subsidiary of such person, or by such person and one or more Subsidiaries of such person, without regard to whether the voting of such capital stock is subject to a voting agreement or similar Restriction, (ii) a partnership or limited liability company in which such person or a Subsidiary of such person is, at the date of determination, (A) in the case of a partnership, a general partner of such partnership with the power affirmatively to direct the policies and management of such partnership or (B) in the case of a limited liability company, the managing member or, in the absence of a managing member, a member with the power affirmatively to direct the policies and management of such limited liability company or (iii) any other person (other than a corporation) in which such person, a Subsidiary of such person or such person and one or more Subsidiaries of such person, directly or indirectly, at the date of determination thereof, has (A) the power to elect or direct the election of a majority of the members of the governing body of such person (whether or not such power is subject to a voting agreement or similar restriction) or (B) in the absence of such a governing body, a majority ownership interest.

(b) Fortress Stockholders. In anticipation and in recognition that:

(1) the Initial Stockholder or its Permitted Transferees or their Affiliates will be significant stockholders of the Corporation;

(2) any one or more directors, officers and employees of the Fortress Stockholders and their Affiliates may serve as any one or more directors, officers, and employees of the New Media Entities and their Affiliates;

(3) the New Media Entities and their Affiliates, on the one hand, and the Fortress Stockholders and their Affiliates, on the other hand, may engage in the same, similar or related lines of business and may have an interest in the same, similar or related areas of corporate opportunities;

(4) the New Media Entities and their Affiliates, on the one hand, and the Fortress Stockholders and their Affiliates, on the other hand, may enter into, engage in, perform and consummate contracts, agreements, arrangements, transactions and other business relations including one or more management agreements and amendments thereof; and

(5) the New Media Entities and their Affiliates will derive benefits therefrom and through their continued contractual, corporate and business relations with the Fortress Stockholders and their Affiliates, the provisions of this Article ELEVENTH are set forth to regulate, define and guide, to the fullest extent permitted by Law, the conduct of certain affairs of the New Media Entities and their Affiliates as they may involve the Fortress Stockholders and their Affiliates and their officers and directors, and the powers, rights, duties and liabilities of the New Media Entities and their Affiliates and their officers, directors and stockholders in connection therewith.

(c) Related Business Activities. Except as the Fortress Stockholders and their Affiliates, on the one hand, and the New Media Entities or their Affiliates, on the other hand, may otherwise agree in writing, the Fortress Stockholders and their Affiliates shall have the right to, and shall have no duty to abstain from exercising such right to, (i) engage or invest, directly or indirectly, in the same, similar, or related business activities or lines of business as the New Media Entities or their Affiliates, (ii) do business with any client, customer, vendor or lessor of any of the New Media Entities or their Affiliates or (iii) employ or otherwise engage any officer, director or employee of the New Media Entities or their Affiliates, and, to the fullest extent permitted by Law, the Fortress Stockholders and their Affiliates and officers, directors and employees thereof (subject to Part (e) of this Article ELEVENTH) shall not have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the Corporation or its stockholders and shall not be liable to the Corporation or its stockholders for any breach or alleged breach thereof or for any derivation of any personal economic gain by reason of any such activities of the Fortress Stockholders or any of their Affiliates or of any of their officers’, directors’ or employees’ participation therein.

(d) Corporate Opportunity. Except as the Fortress Stockholders and their Affiliates, on the one hand, and the New Media Entities or their Affiliates, on the other hand, may otherwise agree in writing, if the Fortress Stockholders or any of their Affiliates, or any officer, director or employee thereof (subject to the provisions of Part (e) of this Article ELEVENTH), acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity for the Fortress Stockholders or any of their Affiliates, none of the New Media Entities or their Affiliates or any stockholder thereof shall have an interest in, or expectation that, such Corporate Opportunity be offered to it or that it be offered an opportunity to participate therein, and any such interest, expectation, offer or opportunity to participate, and any other interest or expectation otherwise due to the Corporation or any other New Media Entity with respect to such Corporate Opportunity, is hereby renounced by the Corporation on its behalf and on behalf of the other New Media Entities and their respective Affiliates and stockholders in accordance with Section 122(17) of the DGCL. Accordingly, subject to Part (e) of this Article ELEVENTH and except as the Fortress Stockholders or their Affiliates may otherwise agree in writing, (i) none of the Fortress Stockholders or their Affiliates or any officer, director or employee thereof will be under any obligation to present, communicate or offer any such Corporate Opportunity to the New Media Entities or their Affiliates and (ii) the Fortress Stockholders and any of their Affiliates shall have the right to hold any such Corporate Opportunity for their own account, or to direct, recommend, sell, assign or otherwise transfer such Corporate Opportunity to any person or persons other than the New Media Entities and their Affiliates, and, to the fullest extent permitted by Law, the Fortress Stockholders and their respective Affiliates and officers, directors and employees thereof (subject to Part (e) of this Article ELEVENTH) shall not have or be under any fiduciary duty, duty of loyalty or duty to act in good faith or in the best interests of the Corporation, the other New Media Entities and their respective Affiliates and stockholders and shall not be liable to the Corporation, the other New Media Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof or for any derivation of personal economic gain by reason of the fact that any of the Fortress Stockholders or any of their Affiliates or any of their officers, directors or employees pursues or acquires the Corporate Opportunity for itself, or directs, recommends, sells, assigns, or otherwise transfers the Corporate Opportunity to another person, or any of the Fortress Stockholders or any of their Affiliates or any of their officers, directors or employees does not present, offer or communicate information regarding the Corporate Opportunity to the New Media Entities or their Affiliates.

(e) Directors, Officers and Employees. Except as the Fortress Stockholders and their Affiliates, on the one hand, and the New Media Entities or their Affiliates, on the other hand,

may otherwise agree in writing, in the event that a director or officer of any of the New Media Entities or their Affiliates who is also a director, officer or employee of the Fortress Stockholders or their Affiliates acquires knowledge of a potential transaction or matter that may be a Corporate Opportunity or is offered a Corporate Opportunity, if (i) such person acts in good faith and (ii) such knowledge of such potential transaction or matter was not obtained solely in connection with, or such Corporate Opportunity was not offered to such person solely in, such person’s capacity as director or officer of any of the New Media Entities or their Affiliates, then (A) such director, officer or employee, to the fullest extent permitted by Law, (1) shall be deemed to have fully satisfied and fulfilled such person’s fiduciary duty to the Corporation, the other New Media Entities and their respective Affiliates and stockholders with respect to such Corporate Opportunity, (2) shall not have or be under any fiduciary duty to the Corporation, the other New Media Entities and their respective Affiliates and stockholders and shall not be liable to the Corporation, the other New Media Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof by reason of the fact that any of the Fortress Stockholders or their Affiliates pursues or acquires the Corporate Opportunity for itself, or directs, recommends, sells, assigns or otherwise transfers the Corporate Opportunity to another person, or any of the Fortress Stockholders or their Affiliates or such director, officer or employee does not present, offer or communicate information regarding the Corporate Opportunity to the New Media Entities or their Affiliates, (3) shall be deemed to have acted in good faith and in a manner such person reasonably believes to be in, and not opposed to, the best interests of the Corporation and its stockholders for the purposes of Article SIXTH and the other provisions of this Amended and Restated Certificate of Incorporation and (4) shall not have any duty of loyalty to the Corporation, the other New Media Entities and their respective Affiliates and stockholders or any duty not to derive any personal benefit therefrom and shall not be liable to the Corporation, the other New Media Entities or their respective Affiliates and stockholders for any breach or alleged breach thereof for purposes of Article SIXTH and the other provisions of this Amended and Restated Certificate of Incorporation as a result thereof and (B) such potential transaction or matter that may be a Corporate Opportunity, or the Corporate Opportunity, shall belong to the applicable Fortress Stockholder or respective Affiliates thereof (and not to any of the New Media Entities or Affiliates thereof).

(f) Agreements with Fortress Stockholders. The New Media Entities and their Affiliates may from time to time enter into and perform one or more agreements (or modifications or supplements to pre-existing agreements) with the Fortress Stockholders and their respective Affiliates pursuant to which the New Media Entities and their Affiliates, on the one hand, and the Fortress Stockholders and their respective Affiliates, on the other hand, agree to engage in transactions of any kind or nature with each other and/or agree to compete, or to refrain from competing or to limit or restrict their competition, with each other, including to allocate and to cause their respective directors, officers and employees (including any who are directors, officers or employees of both) to allocate corporate opportunities between or to refer corporate opportunities to each other. Subject to Part (e) of this Article ELEVENTH, except as otherwise required by Law, and except as the Fortress Stockholders and their Affiliates, on the one hand, and the New Media Entities or their Affiliates, on the other hand, may otherwise agree in writing, no such agreement, or the performance thereof by the New Media Entities and their Affiliates, or the Fortress Stockholders or their Affiliates, shall be considered contrary to or inconsistent with any fiduciary duty to the Corporation, any other New Media Entity or their respective Affiliates and stockholders of any director or officer of the Corporation, any other

New Media Entity or any Affiliate thereof who is also a director, officer or employee of the Fortress Stockholders or their Affiliates or to any stockholder thereof. Subject to Part (e) of this Article ELEVENTH, to the fullest extent permitted by Law, and except as the Fortress Stockholders or their Affiliates, on the one hand, and the New Media Entities or their Affiliates, on the other hand, may otherwise agree in writing, none of the Fortress Stockholders or their Affiliates shall have or be under any fiduciary duty to refrain from entering into any agreement or participating in any transaction referred to in this Part (f) of Article ELEVENTH and no director, officer or employee of the Corporation, any other New Media Entity or any Affiliate thereof who is also a director, officer or employee of the Fortress Stockholders or their Affiliates shall have or be under any fiduciary duty to the Corporation, the other New Media Entities and their respective Affiliates and stockholders to refrain from acting on behalf of the Fortress Stockholders or their Affiliates in respect of any such agreement or transaction or performing any such agreement in accordance with its terms.

(g) Ambiguity. For the avoidance of doubt and in furtherance of the foregoing, nothing contained in this Article ELEVENTH amends or modifies, or will amend or modify, in any respect, any written contractual arrangement between the Fortress Stockholders or any of their Affiliates, on the one hand and the New Media Entities or any of their Affiliates, on the other hand.

(h) Application of Provision. This Article ELEVENTH shall apply as set forth above except as otherwise provided by Law. It is the intention of this Article ELEVENTH to take full advantage of statutory amendments, the effect of which may be to specifically authorize or approve provisions such as this Article ELEVENTH. No alteration, amendment, termination, expiration or repeal of this Article ELEVENTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article ELEVENTH shall eliminate, reduce, apply to or have any effect on the protections afforded hereby to any director, officer, employee or stockholder of the New Media Entities or their Affiliates for or with respect to any investments, activities or opportunities of which such director, officer, employee or stockholder becomes aware prior to such alteration, amendment, termination, expiration, repeal or adoption, or any matters occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such alteration, amendment, termination, expiration, repeal or adoption.

(i) Deemed Notice. Any person or entity purchasing or otherwise acquiring any interest in any shares of the capital stock of the Corporation shall be deemed to have notice of and to have consented to the provisions of this Article ELEVENTH.

(j) Chairman or Chairman of a Committee. For purposes of this Article ELEVENTH, a director who is chairman of the Board of Directors or chairman of a committee of the Board of Directors is not deemed an officer of the Corporation by reason of holding that position unless that person is a full-time employee of the Corporation.

(k) Severability. If this Article ELEVENTH or any portion hereof shall be invalidated or held to be unenforceable on any ground by any court of competent jurisdiction, the decision of which shall not have been reversed on appeal, this Article ELEVENTH shall be deemed to be modified to the minimum extent necessary to avoid a violation of law and, as so modified, this Article ELEVENTH and the remaining provisions hereof shall remain valid and enforceable in accordance with their terms to the fullest extent permitted by law.

Neither the alteration, amendment or repeal of this Article ELEVENTH nor the adoption of any provision of this Amended and Restated Certificate of Incorporation inconsistent with this Article ELEVENTH shall eliminate or reduce the effect of this Article ELEVENTH in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article ELEVENTH, would accrue or arise, prior to such alteration, amendment, repeal or adoption. Following the expiration of this Article ELEVENTH, any contract, agreement, arrangement or transaction involving a Corporate Opportunity shall not by reason thereof result in any breach of any fiduciary duty or duty of loyalty or failure to act in good faith or in the best interests of the Corporation or derivation of any improper benefit or personal economic gain, but shall be governed by the other provisions of this Amended and Restated Certificate of Incorporation, the Bylaws, the DGCL and other applicable law.

TWELFTH: The Bylaws may establish procedures regulating the submission by stockholders of nominations, proposals and other business for consideration at meetings of stockholders of the Corporation.

THIRTEENTH: The Corporation expressly elects not to be governed by Section 203 of the DGCL.

FOURTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Bylaws or the DGCL, and all rights herein conferred upon stockholders are granted subject to such reservation; provided, however, that, notwithstanding any other provision of this Amended and Restated Certificate of Incorporation (and in addition to any other vote that may be required by law), the affirmative vote of the holders of at least 80% of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote thereon shall be required to amend, alter, change or repeal, or to adopt any provision as part of this Amended and Restated Certificate of Incorporation inconsistent with the purpose and intent of Articles FIFTH, EIGHTH, TENTH or ELEVENTH of this Amended and Restated Certificate of Incorporation or this Article FOURTEENTH.

FIFTEENTH: The Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL or this Amended and Restated Certificate of Incorporation, or Bylaws or (iv) any action asserting a claim against the Corporation governed by the internal affairs doctrine.

[Signature page follows]

IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be executed on its behalf this 26th day of November, 2013.

NEW MEDIA INVESTMENT GROUP INC.

By:	/s/ Cameron D. MacDougall
	Name:	Cameron D. MacDougall
	Title:	Secretary